Exhibit 99.2

+ Creating a Best - in - Class Leader in Door and Window Solutions December 2023

Cautionary Statement Regarding Forward - Looking Statements This communication contains certain statements that are “forward - looking” statements within the meaning of Section 27 A of the 1933 Act and Section 21 E of the Securities Exchange Act of 1934 . You can identify these statements and other forward - looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof . Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward - looking statements . Forward - looking statements by their nature address matters that are, to different degrees, uncertain, such statements regarding the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) among Masonite International Corporation (“Masonite” or “our” or “we”), PGT Innovations, Inc . (“PGTI”) and Peach Acquisition, Inc . (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends . All such forward - looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Masonite and PGTI, that could cause actual results to differ materially from those expressed in such forward - looking statements . Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction ; the ability to successfully integrate the businesses of the companies, including the risk that problems may arise in successfully integrating the such businesses, which may result in the combined company not operating as effectively and efficiently as expected ; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement ; the possibility that PGTI’s stockholders may not approve the Transaction ; the risk that the anticipated tax treatment of the Transaction is not obtained ; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all ; risks related to disruption of management time from ongoing business operations due to the Transaction ; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Masonite’s or PGTI’s common shares ; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of Masonite and PGTI to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally ; the risk of unforeseen or unknown liabilities ; customer, shareholder, regulatory and other stakeholder approvals and support ; the risk of unexpected future capital expenditures ; the risk of potential litigation relating to the Transaction that could be instituted against Masonite and/or PGTI or their respective directors and/or officers ; the risk that the combined company may be unable to achieve cost - cutting or revenues synergies or it may take longer than expected to achieve those synergies ; the risk that the combined company may not buy back shares ; the risk associated with third party contracts containing material consent, anti - assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved ; the risk of receipt of required Masonite Board of Directors’ authorizations to implement capital allocation strategies ; the risk of rating agency actions and Masonite’s and PGTI’s ability to access short - and long - term debt markets on a timely and affordable basis ; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes ; the risks of labor disputes, changes in labor costs and labor difficulties ; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of Masonite’s or PGTI’s control . All such factors are difficult to predict and are beyond our control, including those detailed in Masonite’s annual reports on Form 10 - K, quarterly reports on Form 10 - Q and Current Reports on Form 8 - K that are available on Masonite’s website at https : // www . masonite . com and on the SEC website at http : //www . sec . gov, and those detailed in PGTI’s annual reports on Form 10 - K, quarterly reports on Form 10 - Q and Current Reports on Form 8 - K that are available on PGTI’s website at https : //pgtinnovations . com and on the SEC website at http : //www . sec . gov . PGTI’s forward - looking statements are based on assumptions that PGTI’s believes to be reasonable but that may not prove to be accurate . Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward - looking statements . Neither Masonite nor PGTI assumes an obligation to update any forward - looking statements, except as required by applicable law . These forward - looking statements speak only as of the date hereof . Additional Information and Where to Find It In connection with the Transaction, Masonite will file with the SEC a registration statement on Form S - 4 to register the common shares of Masonite to be issued in connection with the Transaction . The registration statement will include a proxy statement of PGTI that also constitutes a prospectus of Masonite . The definitive proxy statement/prospectus will be sent to the stockholders of PGTI seeking their approval of the Transaction and other related matters . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S - 4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S - 4 WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING MASONITE, PGTI, THE TRANSACTION AND RELATED MATTERS . Investors and security holders may obtain free copies of these documents, including the proxy statement/prospectus, and other documents filed with the SEC by Masonite or PGTI through the website maintained by the SEC at http : //www . sec . gov . Copies of the documents filed with the SEC by Masonite will be made available free of charge by accessing Masonite’s website at https : // www . masonite . com or by contacting Masonite’s Investor Relations Department by phone at (813) 877 - 2726 . Copies of documents filed with the SEC by PGTI will be made available free of charge by accessing PGTI’s website at https : //pgtinnovations . com or by contacting PGTI by submitting a message at https : //ir . pgtinnovations . com/investor - contact or by mail at 1070 Technology Drive, North Venice, FL 34275 . 1 SAFE HARBOR / NON - GAAP FINANCIAL MEASURES

2 Participants in the Solicitation Masonite, PGTI, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PGTI in connection with the Transaction under the rules of the SEC . Information about the interests of the directors and executive officers of Masonite and PGTI and other persons who may be deemed to be participants in the solicitation of stockholders of PGTI in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus related to the Transaction, which will be filed with the SEC . Additional information about Masonite, the directors and executive officers of Masonite and their ownership of Masonite common shares is also set forth in the definitive proxy statement for Masonite’s 2023 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14 A on March 29 , 2023 (and which is available at https : //www . s ec . gov/Archives/edgar/data/ 893691 / 000119312523083032 /d 326829 ddef 14 a . htm), and other documents subsequently filed by Masonite with the SEC . Information about the directors and executive officers of Masonite, their beneficial ownership of common shares of Masonite, and Masonite’s transactions with related parties is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Masonite’s annual report on Form 10 - K for the fiscal year ended December 31 , 2022 , which was filed with the SEC on February 28 , 2023 (and which is available at https : // www . sec . gov/Archives/edgar/data/ 893691 / 000089369123000013 /door - 20230101 . htm), in Masonite’s Current Report on Form 8 - K filed with the SEC on May 12 , 2023 (and which is available at https : //www . s ec . gov//Archives/edgar/data/ 893691 / 000089369123000037 /door - 20230511 . htm), and in the sections entitled “Proposal 1 : Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” included in Masonite’s definitive proxy statement for Masonite’s 2023 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14 A on March 29 , 2023 and which is available at https : //www . se c . gov/Archives/edgar/data/ 893691 / 000119312523083032 /d 326829 ddef 14 a . htm) . Information about the directors and executive officers of PGTI and their ownership of PGTI common stock is also set forth in PGTI’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 10 , 2023 (and which is available at https : // www . sec . gov/Archives/edgar/data/ 1354327 / 000119312523126009 /d 442491 ddef 14 a . htm), PGTI’s Current Report on Form 8 - K filed with the SEC on July 3 , 2023 (and which is available at https : //www . se c . gov/Archives/edgar/data/ 1354327 / 000095010323009816 /dp 196528 _ 8 k . htm), and PGTI’s Current Report on Form 8 - K filed with the SEC on November 6 , 2023 (and is available at https : // www . sec . gov/Archives/edgar/data/ 1354327 / 000095010323016034 /dp 202537 _ 8 k . htm) . Information about the directors and executive officers of PGTI, their ownership of PGTI common stock, and PGTI’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in PGTI’s annual report on Form 10 - K for the fiscal year ended December 31 , 2022 , which was filed with the SEC on February 27 , 2023 (and which is available at https : // www . sec . gov/Archives/edgar/data/ 1354327 / 000095017023004543 /pgti - 20221231 . htm), and in the sections entitled “Board Highlights” and “Security Ownership of Certain Beneficial Owners and Management” included in PGTI’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders, as filed with the SEC on April 28 , 2023 (and which is available at https : // www . sec . gov/Archives/edgar/data/ 1354327 / 000119312523126009 /d 442491 ddef 14 a . htm) . Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available These documents can be obtained free of charge from the SEC’s website at www . sec . gov . No Offer or Solicitation This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the 1933 Act .

3 Non - GAAP Measures To supplement the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this communication includes the following non - GAAP financial measures in this communication : Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow . These non - GAAP financial measures are based on internal forecasts and represent management’s best judgment . The reconciliation of these non - GAAP measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found at pages 16 and 17 of this communication . Because these non - GAAP measures exclude certain items as described herein, they may not be indicative of the results that Masonite expects to recognize for future periods . As a result, these non - GAAP measures should be considered in addition to, and not a substitute for, the financial information prepared in accordance with GAAP . Masonite’s Adjusted EBITDA is a non - GAAP financial measure which does not have a standardized meaning under GAAP and is unlikely to be comparable to similar measures used by other companies . Adjusted EBITDA should not be considered as an alternative to either net income or operating cash flows determined in accordance with GAAP . Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not include certain cash requirements such as interest payments, tax payments and debt service requirements . Adjusted EBITDA is defined as net income attributable to Masonite adjusted to exclude the following items, as applicable : depreciation ; amortization ; share based compensation expense ; loss (gain) on disposal of property, plant and equipment ; registration and listing fees ; restructuring costs ; asset impairment ; loss (gain) on disposal of subsidiaries ; interest expense (income), net ; loss on extinguishment of debt ; other expense (income), net ; income tax expense (benefit) ; other items ; loss (income) from discontinued operations, net of tax ; and net income (loss) attributable to non - controlling interest . This definition of Adjusted EBITDA differs from the definitions of EBITDA contained in the indentures governing the 2028 and 2030 Notes and the credit agreements governing the ABL Facility and Term Loan Facility . Adjusted EBITDA, as calculated under our ABL Facility or senior notes would also include, among other things, additional add - backs for amounts related to : cost savings projected by us in good faith to be realized as a result of actions taken or expected to be taken prior to or during the relevant period ; fees and expenses in connection with certain plant closures and layoffs ; and the amount of any restructuring charges, integration costs or other business optimization expenses or reserve deducted in the relevant period in computing consolidated net income, including any one - time costs incurred in connection with acquisitions . Adjusted EBITDA is used to evaluate and compare the performance of the segments and it is one of the primary measures used to determine employee incentive compensation . Intersegment sales are recorded using market prices . We believe that Adjusted EBITDA, from an operations standpoint, provides an appropriate way to measure and assess segment performance . Our management team has established the practice of reviewing the performance of each segment based on the measures of net sales and Adjusted EBITDA . We believe that Adjusted EBITDA is useful to users of the consolidated financial statements because it provides the same information that we use internally to evaluate and compare the performance of the segments and it is one of the primary measures used to determine employee incentive compensation . Masonite’s Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales . Masonite’s management believes this measure provides supplemental information on how successfully we operate our business . Masonite’s free cash flow is a non - GAAP liquidity measure used by investors, financial analysts and management to help evaluate Masonite’s ability to generate cash to pursue opportunities that enhance shareholder value . Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to our mandatory debt service requirements . As a conversion ratio, free cash flow is compared to adjusted net income (loss) attributable to Masonite . Free cash flow and free cash flow conversion are used internally by Masonite for various purposes, including reporting results of operations to the Board of Directors of Masonite and analysis of performance . Masonite’s management believes that these measures provide a useful representation of our operational performance and liquidity ; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net income attributable to Masonite as prepared in accordance with GAAP . PGTI’s Adjusted EBITDA is not necessarily comparable to calculations performed by other companies and reported as similarly titled measures . These non - GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures . PGTI is not able to provide a reconciliation of projected Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions . Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period . PGTI’s Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation . PGTI’s management believes that Adjusted EBITDA provides useful information to investors and analysts about PGTI’s performance because they eliminate the effects of period - to - period changes in taxes, costs associated with capital investments and interest expense . Adjusted EBITDA does not give effect to the cash PGTI must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments . PGTI’s Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales . PGTI’s free cash flow consists of cash from operations, less purchases of property, plant and equipment as presented on condensed consolidated statement of cash flow .

4 Howard Heckes President and Chief Executive Officer Russell Tiejema Executive Vice President and Chief Financial Officer Jeff Jackson President and Chief Executive Officer TODAY’S SPEAKERS

Expanding Capabilities and Accelerating Growth 5 TRANSFORMATIVE ACQUISITION CREATES BEST - IN - CLASS DOOR AND WINDOW SOLUTIONS COMPANY Reshaping the Door Industry with Differentiated Doors That Do More TM Strategy A Pioneer and Leader in Premium Impact Resistant Windows and Doors Significantly accelerates growth profile by adding attractive and high - growth complementary products and sales channels with meaningful cross - selling potential Transforms Masonite’s scale and capabilities resulting in a $4B+ vertically integrated door and window solutions provider serving RRR and new construction $ Meaningfully accretive to earnings in the first full year following close; enhanced cash flow and margin expansion drives rapid de - leveraging Unlocks substantial ~$100M opportunity from revenue and cost synergies Creates a premier door and window company with extensive product expertise across all the major openings in the home $4B+ Total R e v e nu e +200 bps Increase in Revenue CAGR +100 bps Margin Ex p ansi on ~2x Increase in EPS CAGR <3x Leverage In ~2 Years Post Close

6 PGT INNOVATIONS AT A GLANCE A Leader in Premium and Impact - Resistant Windows and Doors End Markets U.S. Region West ~ 26% RRR ~ 59 % New C on s tr uc ti on ~41% Southeast ~74% We invent, build and deliver solutions that enhance people’s lives $84 $127 $128 $150 $169 $254 $270 2017 2018 2019 2020 2021 2022 TTM Q3 2023 2017 – 2022 CAGR: ~24% $511 $698 $745 $883 $1 , 16 2 $1 , 49 2 $1 , 50 3 Net Sales ($M) 2017 – 2022 CAGR: ~24% 2017 2018 2019 2020 2021 2022 TTM Q3 2023 Adj. EBITDA* ($M) Impact R e s i s t a nt ~59% Product Category Non - Impact Resistant ~41% (*) – See safe harbor/non - GAAP financial measures on page 1 for definitions and other information and appendix for non - GAAP reconciliations.

7 EXPANDS PORTFOLIO WITH COMPLEMENTARY PRODUCTS Substantial Depth and Breadth of Differentiated Products Across All Major Openings in Home Empowering Homeowners with an Enhanced Suite of Good/Better/Best Solutions that Solve Life and Living Problems Interior Doors Exterior Doors Sliding / Folding Glass Doors Impact Resistant Windows Patio Doors and Enclosures Door Frames and Sills Non - impact Windows x x x x x x x Garage Doors x

8 Masonite Plant Locations Masonite HQ and R&D Centers PGTI Plant Locations NATIONAL REACH WITH INCREMENTAL ROUTES TO MARKET Complementary Distribution Channels Serving 11,000+ Customers Provide Platform for Significant Cross - Selling Opportunities Supported by Robust Manufacturing and Distribution Platform Masonite’s Channel Strengths PGT Innovations’ Channel Strengths x Wholesale Distribution x Retail Big Box x Dealers/Distributors x Company Showrooms x Direct to Consumer Opportunity to Expand Go - To - Market Strategy and Leverage Enhanced Network Capabilities Note: Locations of Masonite and PGTI Facilities are approximate and do not include all sites.

9 THE COMBINATION FULLY ALIGNS WITH OUR KEY STRATEGIC PILLARS Win the Sale x Enhance Customer Value Proposition for Whole - Home Solutions x Develop Further Channel Partnership Opportunities x Strengthen Brand Awareness and Pull - Through Demand x Bolster Scale and Opportunities to Deepen Supplier Relationships x Expand Capacity for High - Growth Product Categories x Enhance Product Configurations and Delivery Capabilities WIN THE SALE (Brand & Channel) Drive Product Leadership (Innovation) Deliver Reliable Supply (Operations) Drive Product Leadership x Bolster R&D Platform and Shared Technical Expertise x Expand Development Pipeline with New, High - Value, Solutions x Accelerate Innovation Offerings Across Diverse Brands / Products Deliver Reliable Supply

10 COMPELLING VALUE CREATION FOR SHAREHOLDERS Revenue Adj. EBITDA* Adj. EBITDA Margin* Best - in - Class, Premium Doors and Windows Platform ~$2.8B ~$1.5B $4B+ $423M $270M ~15% ~18% Product Mix (2) Doors ~100% End Market Mix (2) New C on s tr ucti on 45% RRR 55% New C on s tr ucti on 41% RRR 59% New C on s tr ucti on 45% RRR 55% Accelerated Growth Opportunity Larger Earnings Base B e s t - i n - C l a s s Profitability Enhanced Product Diversity Balanced End Market Mix ~18% (1) ~$800M (1) Note: Figures reflect LTM 9/30/23 metrics. 1) Inclusive of synergies. 2) Based on management estimates. Non - Impact ~41% Impact - R e s i s t a nt ~59% Windows ~20% Doors ~80% (*) – See safe harbor/non - GAAP financial measures on page 1 for definitions and other information and appendix for non - GAAP reconciliations.

11 Consideration  $41.00 per share, consisting of: — $33.50 per share in cash and $7.50 per share in Masonite common shares  Represents a premium of 14% to PGT Innovations’ closing share price on December 15, 2023 and 24% to the 30 - day VWAP  Total enterprise value of approximately ~$3B implying ~10x 2024E Adjusted EBITDA* (1) , or ~7x assuming synergies of ~$100M F i n a n c i n g  Fully committed financing provided by Jefferies and SMBC  Anticipated net leverage at closing of ~4.1x — Expected issuance of up to $350M Masonite mandatory convertible preferred equity to fund a portion of the cash consideration — Committed to maintaining strong credit rating Governance  Two PGT Innovations directors, including Jeff Jackson, to join Masonite Board at closing Timing and Approvals  Anticipate transaction closing in mid - 2024  Conditions to closing include PGT Innovations shareholder vote, regulatory approvals and other customary closing conditions  Masonite will not require a shareholder vote to consummate the transaction TRANSACTION SUMMARY (1) Based on broker consensus. (*) – See safe harbor/non - GAAP financial measures on page 1 for definitions and other information and appendix for non - GAAP reconciliations

12 SYNERGY POTENTIAL PHASED IN OVER THE NEXT SEVERAL YEARS S a l e s x Cross - sell opportunities of highly complementary products and services across breadth of channel partnerships x Expand premium door and window product mix offerings nationally x Expand regional network presence and accelerate growth in underpenetrated locations / channels x Joint engineering and product innovation capabilities to drive new development of products C o s t x Manufacturing efficiencies x Procurement savings x SG&A optimization (duplicate corporate and public company costs) ~$100 Million in Synergies

13 FINANCING CONSIDERATIONS AND CAPITAL ALLOCATION Financing Structure Overview Rapid De - Leveraging Expected  $2.8B bridge commitments from Jefferies and SMBC  Existing PGT Innovations debt and Masonite term loan will be refinanced  Transaction to be funded through a combination of cash on hand, borrowings under existing credit facilities, new debt financing and a mandatory convertible preferred issuance (up to ~$350M) ~ 4 . 1 x Prioritizing de - leveraging to under 3x in ~2 years post close of the deal Capital Allocation  Significant free cash flow* generation ($1.5B+ over next four years) to support debt reduction  Continue to fund high return capex projects x < 3 x At Closing Year 1 Year 2 Masonite is Committed to Maintaining its Strong Credit Rating Profile and Debt Reduction Priorities (*) – See safe harbor/non - GAAP financial measures on page 1 for definitions and other information and appendix for non - GAAP reconciliations.

Expanding Capabilities and Accelerating Growth 14 TRANSFORMATIVE ACQUISITION CREATES BEST - IN - CLASS DOOR AND WINDOW SOLUTIONS COMPANY $ Creates a Leading Door and Premium Window Provider Considerable Scale and Capability Benefits Significantly Accelerates Growth Meaningful Cost and Growth Synergies Accretive to Earnings with Enhanced Margins and Cash Flow Unlocking the many opportunities to deliver compelling long - term value for our customers, employees and shareholders

APPENDIX 15

APPENDIX - MASONITE NON - GAAP RECONCILIATION 16 (1) Other items include acquisition and due diligence related costs, and are recorded in selling, general and administration expenses within the condensed consolidated statements of income and comprehensive income

APPENDIX - PGT INNOVATIONS NON - GAAP RECONCILIATION 17